INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is entered into as of this 19th day of October, 2011 by and between DAM Holdings, Inc. (the “Company”) and Eric Brown (together with any affiliated entities, “Brown”).

Whereas, OSO USA LLC (“OSO”) proposes to merge into a wholly-owned subsidiary of the Company (the “Merger”); and

Whereas, Brown has provided financing to OSO and discharged indebtedness of the Company prior to the date hereof in contemplation of the Merger; and

WHEREAS, the term sheet for the transaction stipulated that the Company would have no more than $5,000 of liabilities at the closing of the Merger; and

WHEREAS, Brown wishes the Company to retain the additional liabilities set forth on Schedule A hereto (which liabilities shall include interest, penalties and fees both accrued and accruing after the date hereof with respect thereto and which are collectively referred to herein as the “Indemnified Obligations”); and

WHEREAS, Brown wishes to indemnify the Company in the event that the Company pays any of the Indemnified Obligations; and

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.	Indemnification. Brown hereby irrevocably and unconditionally indemnifies and agrees to hold harmless the Company against and in respect of the Indemnified Obligations and any other liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys’ fees, related to the Indemnified Obligations.

2.	Payments by the Company. The Company shall not be required to contest or dispute in any manner whatsoever any claim for payment by a holder of an Indemnified Obligation, by any third party acting on behalf of any such holder or by any third party that has been assigned such holder’s rights with respect to such Indemnified Obligation. Brown’s obligation with respect to any Indemnified Obligation hereunder shall be immediate upon receipt by him from the Company of written notice that the Company has paid such Indemnified Obligation and the amount thereof. Should the Company pay any Indemnified Obligation by issuing shares of its Common Stock, Brown shall have the option to indemnify the Company hereunder with respect to such Indemnified Obligation by (a) issuing to the Company the same number of shares of Common Stock as were issued by the Company, (b) paying cash to the Company in an amount equal to the full amount of the Indemnified Obligation discharged, or (c) reducing the amount of the Brown Debt (as defined herein) by an amount equal to the full amount of the Indemnified Obligation.

3.	Termination of an Indemnified Obligation. In the event that Brown is able to obtain on behalf of the Company a release of any of the Indemnified Obligations in form and substance satisfactory to counsel for the Company, Brown’s obligation to indemnify the Company with respect to such Indemnified Obligations shall be released.

4.	Security. For so long as any of the Indemnified Obligations shall remain a liability of the Company, Brown shall not have the right (a) to enforce any obligation of the Company or any of its subsidiaries to Brown (“Brown Debt”) or (b) to convert any Brown Debt to shares of the Company’s common stock (notwithstanding that Brown may have been granted the right to do so in any Note or Notes issued by the Company with respect to Brown Debt), in each instance in an amount equal to the total amount of the Indemnified Obligations for which Brown continues to indemnify the Company hereunder.

5.	Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be deemed an original, but all of which together will constitute one and the same Agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

6.	Binding Effect and Benefits. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended or will confer any rights or remedies on any person other than the parties hereto, their respective successors and permitted assigns.

7.	Notice. Notice shall be given to the parties hereof as provided in Section 5.6 of the Note Purchase Agreement between the Company and Progeny Consulting Group Inc., an affiliate of Brown, dated as of October 7, 2011.

8.	Captions. The captions of section or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

DAM HOLDINGS, INC.

By:	/s/ Fouad Kallamni		/s/ Eric Brown
	Name:	Fouad Kallamni	Eric Brown
	Title:	President

SCHEDULE A

INDEMNIFIED OBLIGATIONS

Open Accounts Payable
Pritchett Siler & Hardy	$ 36,894

Promissory Notes
Onopa, Ronald	$ 5,927
Pecoraro, Onofrio	$ 23,685
Honegger, Joel	$ 5,921
Nichols, David	$ 23,672
Montepara, Arturo	$ 6,442

Total	$ 102,541

/s/ Eric Brown

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